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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated February 28, 2000, with respect to the consolidated financial statements and schedule of SFX Entertainment, Inc. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, included in the Clear Channel Communications, Inc. Current Report on Form 8-K dated June 14, 2000, filed with the Securities and Exchange Commission, in each of the following:

1. Registration Statement No. 333-76105 on Form S-3 and related prospectus of Clear Channel Communications, Inc.;

2. Registration Statement No. 333-72839 on Form S-3 and related prospectus of Clear Channel Communications, Inc.;

3. Registration Statement No. 333-57987 on Form S-4 and related prospectus of Clear Channel Communications, Inc.;

4. Registration Statement No. 333-59772 on Form S-8 and related prospectus of Clear Channel Communications, Inc.;

5. Registration Statement No. 333-64463 on Form S-8 and related prospectus of Clear Channel Communications, Inc.;

6. Registration Statement No. 333-29717 on Form S-8 and related prospectus of Clear Channel Communications, Inc.;

7. Registration Statement No. 333-61883 on Form S-8 and related prospectus of Clear Channel Communications, Inc.; and

8. Registration Statement No. 333-72839 on Form S-8 and related prospectus of Clear Channel Communications, Inc.


                                       /s/ Ernst & Young LLP


New York, New York
June 8, 2000